UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): July 21, 2010
NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Switzerland	000-53604	98-0619597
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

Dorfstrasse 19A
Baar, Switzerland	6340
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: 41 (41) 761-65-55
NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

Suite 3D Landmark Square
64 Earth Close		KY-1 1206
Georgetown, Grand Cayman, Cayman Islands, BWI		(Zip code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (345) 938-0293
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This combined filing on Form 8-K is separately filed by Noble Corporation, a Swiss corporation (“Noble-Swiss”), and Noble Corporation, a Cayman Islands company (“Noble-Cayman”). Information in this filing relating to Noble-Cayman is filed by Noble-Swiss and separately by Noble-Cayman on its own behalf. Noble-Cayman makes no representation as to information relating to Noble-Swiss (except as it may relate to Noble-Cayman) or any other affiliate or subsidiary of Noble-Swiss. This report should be read in its entirety as it pertains to each of Noble-Swiss and Noble-Cayman. Any reference in this filing to “Noble,” “Noble Corporation,” the “Company,” “we,” “us,” “our,” and words of similar meaning refer collectively to Noble-Swiss and its consolidated subsidiaries, including Noble-Cayman.
Item 1.01 Entry into a Material Definitive Agreement.
     On July 21, 2010, Noble Holding International Limited (the “Issuer”), a wholly-owned indirect subsidiary of Noble-Swiss and Noble-Cayman entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with the underwriters named therein with respect to the issue and sale by the Issuer of $350 million aggregate principal amount of its 3.45% Senior Notes due 2015, $500 million aggregate principal amount of its 4.90% Senior Notes due 2020 and $400 million aggregate principal amount of its 6.20% Senior Notes due 2040 (collectively the “Notes”). The punctual payment of the principal of, premium, if any, interest on and all other amounts due under the Notes will be fully and unconditionally guaranteed by Noble-Cayman. On July 22, 2010, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the Issuer and Noble-Cayman filed with the U.S. Securities and Exchange Commission (the “Commission”) a Prospectus Supplement, dated July 21, 2010, to a Prospectus, dated March 24, 2010, which is part of a Registration Statement on Form S-3 (Registration No. 333-165403) filed by the Issuer and Noble-Cayman with the Commission. Each of the exhibits to this Current Report on Form 8-K relate to the offering of the Notes and are hereby incorporated by reference into such Registration Statement.
     The Issuer will receive net proceeds from the sale of the Notes of approximately $1.24 billion, after deducting underwriting discounts and commissions and estimated expenses. The Issuer and Noble-Cayman intend to use the net proceeds, together with cash on hand of approximately $465 million, to pay the cash portion of the purchase price of the recently announced acquisition of FDR Holdings Limited, as described in our Current Report on Form 8-K dated June 27, 2010. Pending that application of funds, Noble-Cayman will invest the net proceeds from the offering in U.S. government obligations, bank deposits or in other secure, short-term investments.
     Pursuant to the Underwriting Agreement, the Issuer and Noble-Cayman agreed, among other things, to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that the Underwriters may be required to make in respect of those liabilities. The Underwriting Agreement contains other terms and conditions that are generally customary for transactions of this nature.
     The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
1.1	—	Underwriting Agreement, dated July 21, 2010, among Noble Corporation, Noble Holding International Limited and the underwriters named therein, including Barclays Capital Inc., SunTrust Robinson Humphrey and Wells Fargo Securities, LLC, as representatives of the several underwriters.

5.1	—	Opinion of Baker Botts L.L.P.

5.2	—	Opinion of Maples and Calder.

8.1	—	Opinion of Maples and Calder with respect to certain tax matters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation, a Swiss corporation

Date: July 23, 2010

	By:	/s/ Thomas L. Mitchell Thomas L. Mitchell
Senior Vice President and Chief Financial Officer

Noble Corporation, a Cayman Islands company

	By:	/s/ Dennis J. Lubojacky Dennis J. Lubojacky
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
1.1	—	Underwriting Agreement, dated July 21, 2010, among Noble Corporation, Noble Holding International Limited and the underwriters named therein, including Barclays Capital Inc., SunTrust Robinson Humphrey and Wells Fargo Securities, LLC, as representatives of the several underwriters.

5.1	—	Opinion of Baker Botts L.L.P.

5.2	—	Opinion of Maples and Calder.

8.1	—	Opinion of Maples and Calder with respect to certain tax matters.

4